NEITHER THIS DEBENTURE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS DEBENTURE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS DEBENTURE OR SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE UNDER SUCH ACT UNLESS SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.

COMPLIANCE SYSTEMS CORPORATION
SECURED CONVERTIBLE DEBENTURE

$300,000.00	May 6, 2008

FOR VALUE RECEIVED, the undersigned Compliance Systems Corporation, a Nevada corporation (referred to herein as “Borrower” or the “Company”), promises to pay to the order of Agile Opportunity Fund, LLC, its successors or assigns (the “Lender”), the principal sum of Three Hundred Thousand Dollars ($300,000.00) or such lesser principal amount as is then outstanding on November 6, 2009 (the “Maturity Date”), and interest thereon at a rate equal to fifteen percent (15%) per annum (the “Interest Rate”). Interest shall be payable on the last day of each calendar month prior to the Maturity Date with the first interest payment to be made on May 31, 2008. Borrower shall pay the principal balance then outstanding under this Secured Convertible Debenture (this “Debenture”) plus accrued but unpaid interest in full on the Maturity Date along with payment of any other amounts due hereunder or under the other Loan Documents (as defined below). The Borrower acknowledges that in addition to the interest due hereunder, Lender shall be entitled to an additional payment, on the Maturity Date or whenever the principal of this Debenture is paid (including in connection with any earlier redemption), such that Lender’s annualized rate of return on such principal payment shall be equal to thirty (30%) percent. Notwithstanding any other provision hereof, interest paid or becoming due hereunder and any other payments hereunder which may constitute interest shall in no event exceed the maximum rate permitted by applicable law.

Interest and any other amounts due hereunder are payable in lawful money of the United States of America to the Lender at the address set forth in that certain Securities Purchase Agreement executed by the Borrower and the Lender dated as of May 6, 2008, as amended from time to time (the “Securities Purchase Agreement”) and pursuant to which this Debenture is issued. The terms and conditions of the Securities Purchase Agreement and all other documents and instruments delivered in connection therewith (collectively, the “Loan Documents”) are incorporated by reference herein and made a part hereof. All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Securities Purchase Agreement.

Section 1. Conversion.

(a) At any time from the original issue date hereof through the date that this Debenture is paid in full, Lender shall have the right, in its sole discretion, to convert the principal balance of this Debenture then outstanding plus accrued but unpaid interest, in whole or in part, into shares (each, a “Conversion Share”) of Common Stock at a conversion price equal to $0.05 per Conversion Share, subject to adjustment as provided in Section 2 herein (the “Conversion Price”).

(b) Lender may convert this Debenture at the then applicable Conversion Price by the surrender of this Debenture (properly endorsed) to the Company at the principal office of the Borrower, together with the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”) duly completed, dated and executed, specifying therein the principal amount of Debenture and/or outstanding interest to be converted. The “Conversion Date” shall be the date that such Notice of Conversion and this Debenture is duly provided to Borrower hereunder (or, at Lender's option, the next interest payment date with respect to Lender's conversion of any scheduled interest payment).

(c) On the date of receipt by the Company of the duly completed, dated and executed Notice of Conversion and this Debenture in accordance with Section 1(b) with respect to a conversion of any portion of this Debenture, the Lender (and any person(s) receiving Conversion Shares in lieu of the Lender) shall be deemed to have become the holder of record for all purposes of the Conversion Shares to which such valid conversion relates.

(d) As soon as practicable, but not in excess of five business days, after the valid conversion of any portion of this Debenture, the Company, at the Company’s expense (including the payment by Company of any applicable issuance and similar taxes, will cause to be issued in the name of and delivered to the Lender (and/or such other person(s) identified in the Notice of Conversion with respect to such conversion), certificates evidencing the number of duly authorized, validly issued, fully paid and non-assessable Conversion Shares to which the Lender (and/or such other person(s) identified in such Notice of Conversion, shall be entitled to receive upon the conversion), as adjusted to reflect the effects, if any, of the anti-dilution provisions of Section 2, such certificates to be in such reasonable denominations as Lender may request when delivering the Notice of Conversion.

(e) If less than the entire principal and accrued interest under this Debenture is being converted, the Company shall execute and deliver to the Lender a new Debenture (dated as of the date hereof) evidencing the principal balance of this Debenture that has not been so converted.

Section 2. Conversion Price Adjustment.

(a) If and whenever the Company issues or sells any Additional Stock (as defined below) for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale the Conversion Price shall be reduced to a new Conversion Price determined by dividing (i) amount equal to the sum of (a) the number of shares of Common Stock (on a fully-diluted basis) outstanding immediately prior to such issuance or sale, multiplied by the then existing Conversion Price, plus (b) the consideration, if any, received by the Company in connection with such issuance or sale, by (ii) the total number of shares of Common Stock (on a fully-diluted basis) outstanding immediately after such issuance or sale, rounded to the nearest one ten-thousandth ($0.0001) of a dollar. As used herein, “Additional Stock” means any securities issued (or deemed to have been issued pursuant to Section 2(b)) by the Company after the original issue date hereof other than: (i) any rights, warrants or options directly or indirectly to subscribe for or purchase Common Stock (“Options”) outstanding as of the original issue date hereof including the Company’s outstanding convertible preferred stock; (ii) the first 15 million of Common Stock issued pursuant to an equity incentive plan for employees, officers, directors and independent contractors of the Company adopted by the Board of Directors of the Company; provided such Common Stock is sold at or above the market price for the Common Stock as of the date of grant of the Option to purchase such Common Stock or date of issuance of such Common Stock, if no Option is being exercised in connection with such sale; (iii) shares of Common Stock issuable upon conversion of any Debentures issued under the Securities Purchase Agreement; and (iv) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock.

(b) For purposes of determining the adjusted Conversion Price under Section 2(a) above, the following shall be applicable:

(i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Additional Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any convertible securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to such grant or sale, then the total maximum number of shares of Additional Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Additional Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Additional Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Additional Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the price per share for which Additional Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to such issuance or sale, then the maximum number of shares of Additional Stock issuable upon conversion or exchange of such convertible securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this subparagraph, the “price per share for which Additional Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Additional Stock issuable upon the conversion or exchange of all such convertible securities. No further adjustment of the Conversion Price shall be made when Additional Stock is actually issued upon the conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price, Conversion Rate or Shares Issuable. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any convertible securities, the rate at which any convertible securities are convertible into or exchangeable for Additional Stock, and/or the quantity of Additional Stock issuable upon the conversion, exercise or exchange of any such Option or convertible security, changes at any time, then the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or convertible securities still outstanding provided for such changed purchase price, additional consideration, conversion rate or quantity, as the case may be, at the time initially granted, issued or sold; provided that no such change shall at any time cause the Conversion Price hereunder to be increased. If the terms of any Option or convertible security which was outstanding as of the original issue date hereof are changed in the manner described in the immediately preceding sentence, then such Option or convertible Security and the Additional Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

(iv) Calculation of Consideration Received. If any Additional Stock is issued or sold or deemed to have been issued or sold for cash, the consideration will be deemed to be the amount of cash paid therefor. In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash will be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company irrespective of any accounting treatment.

(v) Record Date. If the Company takes a record of the holders of any securities for the purpose of entitling them (A) to receive a dividend or other distribution payable in Additional Stock, Options or in convertible securities or (B) to subscribe for or purchase Additional Stock, Options or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Additional Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c) If the Borrower, at any time while this Debenture is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of the Common Stock any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(d) In case of any consolidation or merger of the Borrower with or into another corporation or the conveyance of all or substantially all of the assets of the Borrower to another corporation, this Debenture shall thereafter be convertible (to the extent such conversion is permitted hereunder) into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Borrower deliverable upon conversion of this Debenture would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of this Debenture, to the end that the provisions set forth herein shall be thereafter applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture.

Section 3. Redemption. (a) The Borrower at its option shall have the right, upon 15 business days’ advance written notice, to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date.

(b) Notwithstanding the foregoing in the event that the Borrower has elected to repay any outstanding principal amount and accrued interest under this Debenture the Lender shall still be entitled to effectuate conversions as contemplated hereunder through the date of redemption.

Section 4. Transferability. Neither this Debenture nor any shares of stock issuable upon conversion of this Debenture have been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state. Neither this Debenture nor any shares of stock issuable upon conversion of this Debenture may be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to this Debenture or shares issuable upon conversion of this Debenture under such Act unless such registration is not required pursuant to a valid exemption therefrom under the Act. Provided the foregoing requirements are satisfied, this Debenture and any of the rights granted hereunder are freely transferable by the Lender in its sole discretion.

Section 5. Reservation of Stock. The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal of this Debenture and accrued and unpaid interest thereon. If at any time, the Company does not have available an amount of authorized but unissued Common Stock or Common Stock held in treasury necessary to satisfy any conversion of all amounts outstanding under this Debenture, the Company shall call and hold a special meeting of its stockholders within 30 days of the occurrence of any shortfall in authorized shares for the purpose of approving an increase in the number of shares of authorized Common Stock to an amount sufficient to enable conversion all amounts outstanding under this Debenture, subject in all respects to compliance with the requirements of Section 14 of the Securities Exchange Act of 1934 to which the Borrower is subject. The Board of Directors of the Company shall recommend that stockholders vote in favor of increasing the number of authorized shares of Common Stock at any such meeting. Each Member of the Board of Directors of the Company shall also vote all of such Director’s voting securities of the Company in favor of such increase in authorized shares. The Borrower covenants that all shares of Common Stock that may be issuable upon conversion of this Debenture shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability of this Debenture other than such as have been met or obtained. The execution, delivery and performance of this Debenture and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Borrower or any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

Section 6. No Fractional Shares. Upon a conversion hereunder the Borrower shall not be required to issue stock certificates representing fractions of shares of Common Stock, and in lieu of any fractional shares which would otherwise be issuable, the Borrower shall issue the next highest whole number of shares of Common Stock, as the case may be.

Section 7. Event of Default. (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii) The Borrower or any subsidiary of Borrower as listed on Schedule 2.7 of the Securities Purchase Agreement (each, a “Subsidiary”) shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture or any Loan Document to which it is a party;

(iii) The Borrower or any Subsidiary, shall commence, or there shall be commenced against the Borrower or any Subsidiary any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or Subsidiary or there is commenced against the Borrower or Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Borrower or Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or Subsidiary suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or Subsidiary makes a general assignment for the benefit of creditors; or the Borrower or Subsidiary shall fail to pay or shall state that it is unable to pay or shall be liable to pay, its debts as they become due or by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or Subsidiary for the purpose of effecting any of the foregoing; or

(iv) The Borrower or any Subsidiary shall default in any of its secured obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any leasing or factoring arrangement of the Borrower, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(b) Following an Event of Default, the Interest Rate shall increase to twenty percent (20%) per annum (but not exceeding the maximum rate permitted by law) immediately following such Event of Default. During the time that any portion of this Debenture is outstanding, if (i) any Event of Default has occurred and has not been cured by the Borrower or (ii) an event described in Section 2(d) occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Lender's election, immediately due and payable. The Lender need not provide and the Borrower hereby waives any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

Section 8. Registration Rights. The Lender is entitled to certain registration rights with respect to the Common Stock issuable upon conversion of this Debenture as set forth in the Securities Purchase Agreement.

Section 9. Notices. Any and all notices, requests, documents or other communications or deliveries required or permitted to be given or delivered hereunder shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

Section 10. Governing Law. This Debenture and the provisions hereof are to be construed according to and are governed by the laws of the State of New York, without regard to principles of conflicts of laws thereof. Borrower agrees that the New York State Supreme Court located in the County of Nassau, State of New York shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Debenture, the Loan Documents, or otherwise relating to the parties relationship. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Debenture, the Loan Documents and/or arising out of or relating to any dispute between the parties, the Lender shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which the Lender may be entitled.

Section 11. Successors and Assigns. Subject to applicable securities laws, this Debenture and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Lender.

Section 12. Amendment. This Debenture may be modified or amended or the provisions hereof waived only with the written consent of the Lender and the Company.

Section 13. Severability. Wherever possible, each provision of this Debenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Debenture shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Debenture.

[Signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

COMPLIANCE SYSTEMS CORPORATION

By:/s/ Dean Garfinkel
Name: Dean Garfinkel
Title: President

ANNEX A

NOTICE OF CONVERSION
To Be Executed by the Lender
in Order to Convert Debenture

  The undersigned Lender hereby elects to convert $__________ principal and $_____ interest currently outstanding and owed under the Secured Convertible Debenture issued to Agile Opportunity Fund, LLC at a Conversion Price of $___ (the “Debenture”) and to purchase ___________ shares of Common Stock of Compliance Systems Corporation issuable upon conversion of such Debenture, and requests that certificates for such securities shall be issued in the name of:

___________________________________________________________
(please print or type name and address)

___________________________________________________________
(please insert social security or other identifying number)

and be delivered as follows:

___________________________________________________________
please print or type name and address)

___________________________________________________________
(please insert social security or other identifying number)

Lender Name:_______________________________________________

By:________________________________________________________
Name:
Title:

Conversion Date:___________________________________________